UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 3, 2017

SANTA FE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-6877	95-2452519
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1100 Glendon Avenue, Suite PH-1, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2016 Annual Meeting of the Shareholders of Santa Fe Financial Corporation (the “Company”) was held on March 3, 2017 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, all of management’s nominees: John V. Winfield, John C. Love and William J. Nance were elected as Directors of the Company to serve until the next Annual Meeting. At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of Hein and Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017. The final tabulation of the votes follows:

Proposal (1) – Election of Directors:

Nominee	For	Withheld	Broker Non-Votes

John V. Winfield	811,423	2,879	426,532
John C. Love	811,423	2,879	426,532
William J. Nance	811,423	2,879	426,532

Proposal (2) – Ratification of the Appointment of Hein and Associates LLP as The Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2017:

Votes For	Against	Abstain	Broker Non-Votes

1,239,691	0	1,143	-

Proposal (3) – Approve, by non-binding vote, the compensation of the named executive officers:

Votes For	Against	Abstain	Broker Non-Votes

807,923	3,429	2,950	426,532

Proposal (4) – Recommend, by non-binding vote, the frequency of shareholder votes on named executive officer compensation:

1 Year	2 year	3 Year	Abstain	Broker Non-Votes

5,074	850	806,378	2,000	426,532

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTA FE FINANCIAL CORPORATION

Dated: March 7, 2017	By:	/s/ David Nguyen
Treasurer and Controller

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